Exhibit 99.1

Proxy – Symmetry Medical Inc.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS
____ __, 2014, beginning at _:__ A.M. C.D.T

The undersigned, revoking all prior proxies, hereby appoints each of Francis T. Nusspickel and Thomas J. Sullivan proxy and attorney-in-fact, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Symmetry Medical Inc. held of record by the undersigned on ______ __, 2014, at the Special Meeting of Shareholders to be held on __________ __, 2014, or any adjournment or postponement thereof.

In their discretion, Francis T. Nusspickel and Thomas J. Sullivan are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If no direction is given, this proxy will be voted FOR all proposals.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

A Proposals - The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	PROPOSAL to adopt and approve the Agreement and Plan of Merger, dated as of August 4, 2014, by and among Symmetry Medical Inc., TecoStar Holdings, Inc., Tecomet Inc., and TecoSym, Inc. and the transactions contemplated therein.	☐	☐	☐	3.	PROPOSAL to approve an adjournment of the special meeting of shareholders of Symmetry Medical Inc., if necessary or appropriate, for the purpose of soliciting additional votes for the adoption and approval of the Agreement and Plan of Merger.	☐	☐	☐

2.	PROPOSAL to approve an advisory (non-binding) proposal to approve certain compensation payable or that could become payable to Symmetry Medical Inc.’s named executive officers in connection with the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

B Authorized Signatures - This section must be completed for your vote to be counted - Date and Sign Below

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on ___ __, 2014.

Vote by Internet • Logon to the Internet and go to www.okapivote.com/sma • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-877-386-4251 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.